SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


       Current Report Pursuant to Section 13 or 15(d) of
              The Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)  January 9,
1998


                  Accent Color Sciences, Inc.
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     (Exact name of registrant as specified in its charter)


       Connecticut                                06-1380314
          -------------------              ----------------------
----------------------
     (State or other        (Commission File           (IRS
     jurisdiction of              Number)          Employer
     incorporation)                               Identification
No.)


      800 Connecticut Boulevard,  East Hartford, CT  06103
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          (Address of principal executive offices)
(Zip Code)


     Registrant's telephone number, including area code     (860)
610-4000
                                                                -
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                          This is Page 1 of 3 pages.  Exhibit
Index is on Page 3.



Item 5.  Other Events


     On January 13, 1998 Accent Color Sciences, Inc. (the "Company") issued a press release entitled "Accent Color Sciences Completes $4.5 Million Private Equity Financing," a copy of which is filed herewith as an exhibit and incorporated herein by reference, announcing the completion of a private equity financing (the "Financing"). In connection with the Financing, the Company issued 4,500 units, each consisting of Series B Convertible Preferred Stock and warrants to purchase the Company's Common Stock. Pursuant to the terms of the Financing, the Company filed with the Secretary of the State of the State of Connecticut an amendment (the "Amendment") to its Restated Certificate of Incorporation designating a series of its preferred stock as Series B Convertible Preferred Stock and containing the Certificate of Designations, Rights and Preferences of such stock. A copy of the Amendment, as well as a copy of the Restated Certificate of Incorporation, as amended, are filed herewith as exhibits and are incorporated herein by reference. Statements contained herein regarding the contents of the Press Release, the Amendment or the Restated Certificate of Incorporation are not necessarily complete, and in each instance reference is made to the copy of the Press Release, the Amendment or the Certificate of Incorporation, whichever the case may be, filed as an exhibit hereto, each statement being qualified in all respects by such reference.





                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ACCENT COLOR SCIENCES,
INC.


Dated:  January 13, 1998              By:  /s/ Norman L. Milliard

                                 EXHIBIT INDEX

Exhibit No.                  Description                     Page
No.

  3(i)         Certificate of Amendment to Restated
          Certificate of Incorporation.

  3(ii)        Restated Certificate of Incorporation,
          as amended

 99.1               Press Release issued January 13, 1998